UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K/A

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2017

ELEVEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

On October 13, 2017, Eleven Biotherapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K,” and, together with this amendment, the “Form 8-K”) reporting that on October 13, 2017 the Board of Directors (the “Board”) of the Company appointed Richard F. Fitzgerald as the Company’s Interim Chief Financial Officer. This Form 8-K/A amends the Original Form 8-K to provide the correct effective date of Mr. Fitzgerald’s appointment. Except as described above, no other changes to Item 5.02 have been made to the Original 8-K.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2017, the Company announced that the Board appointed Richard F. Fitzgerald, age 54, as the Company’s Interim Chief Financial Officer, effective October 20, 2017. In connection with Mr. Fitzgerald’s appointment, the Company entered into a consulting agreement with Mr. Fitzgerald, effective as of October 13, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 17, 2017

Eleven Biotherapeutics, Inc.

By:	/s/ Stephen A. Hurly
Stephen A. Hurly
President and Chief Executive Officer